Exhibit 99.1

Alliance Laundry Holdings LLC Reports 2nd Quarter 2008 Earnings

RIPON, Wis.--(BUSINESS WIRE)--Alliance Laundry Holdings LLC announced today results for the three and six months ended June 30, 2008.

Net revenues for the quarter ended June 30, 2008 increased $5.5 million, or 4.7%, to $122.4 million from $116.9 million for the quarter ended June 30, 2007. Our net income for the quarter ended June 30, 2008 was $4.4 million as compared to $2.7 million for the quarter ended June 30, 2007. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the quarter ended June 30, 2008 increased $2.7 million to $20.5 million from $17.8 million for the quarter ended June 30, 2007.

The overall net revenue increase of $5.5 million was attributable to higher commercial laundry revenues of $5.7 million and higher European Operations revenue of $1.8 million, partially offset by higher worldwide sales eliminations of $2.1 million. The increase in commercial laundry revenues includes $1.7 million of higher North American commercial equipment revenue, $4.9 million of higher international revenue which were partially offset by $1.2 million of lower earnings from our off-balance sheet equipment financing program.

Included in our net income for the quarter ended June 30, 2008 was $1.9 million of non-cash incentive compensation related to our stock option program. Included in the second quarter of 2007 was a similar expense of $0.8 million. Gross profit as a percentage of net revenues increased to 25.0% for the quarter ended June 30, 2008 from 24.6% for the quarter ended June 30, 2007, driven by higher sales volume and selling prices, partially offset by higher raw material and product distribution costs.

Net revenues for the six months ended June 30, 2008 increased $18.9 million, or 8.8%, to $232.4 million from $213.5 million for the six months ended June 30, 2007. Our net income for the six months ended June 30, 2008 was $6.3 million as compared to $4.2 million for the six months ended June 30, 2007. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the six months ended June 30, 2008 increased $4.7 million to $38.2 million from $33.5 for the six months ended June 30, 2007.

In announcing the Company’s results, CEO Thomas F. L’Esperance said, “We are extremely pleased with our top line and bottom line performance for the quarter and six months, particularly given the difficult economic conditions in both the U.S. and Western Europe. We introduced a broad based price increase in the third quarter of 2008 to address the continued rise in steel and other commodity costs.”

L’Esperance concluded, “Despite the recent increase in material costs, we believe Alliance is positioned for a strong finish in 2008.

About Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in our Senior Credit Facility are tied to ratios based on these measures. “EBITDA” represents net income before interest expense, income tax provision and depreciation and amortization, and “Adjusted EBITDA” (as defined under the Senior Credit Facility) is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Our Senior Credit Facility requires us to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum Adjusted EBITDA to cash interest expense. To the extent that we fail to maintain either of these ratios within the limits set forth in the Senior Credit Facility, our ability to access amounts available under our Revolving Credit Facility would be limited, our liquidity would be adversely affected and our obligations under the Senior Credit Facility could be accelerated. In addition, any such acceleration would constitute an event of default under the indenture governing the Senior Subordinated Notes (the “Notes Indenture”), and such an event of default under the Notes Indenture could lead to an acceleration of our obligations under the Senior Subordinated Notes. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the three and six months ended June 30, 2008 along with the components of EBITDA and Adjusted EBITDA.

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading designer, manufacturer and marketer in North America of commercial laundry equipment used in laundromats, multi-housing laundries and on-premise laundries. Under the well-known brand names of Speed Queen®, UniMac®, Huebsch®, IPSO®, and Cissell®, we produce a full line of commercial washing machines and dryers with load capacities from 12 to 200 pounds. We have been a leader in the North American stand-alone commercial laundry equipment industry for more than ten years. With the addition of our European Operations and Alliance Laundry’s export sales to Europe, we believe that we are also a leader in the European stand-alone commercial laundry equipment industry.

Safe Harbor for Forward-Looking Statements

With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; the availability of borrowings under our Revolving Credit Facility; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company’s reports, including, but not limited to our Annual Reports on Form 10-K.

Financial information for Alliance Laundry Holdings LLC appears on the next six pages for the three and six months ended June 30, 2008.

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$ 10,649	$ 10,594
Accounts receivable, net	17,541	13,406
Inventories, net	68,735	57,609
Beneficial interests in securitized accounts receivable	28,977	29,046
Deferred income tax asset, net	1,002	2,481
Prepaid expenses and other	3,594	2,634
Total current assets	130,498	115,770

Notes receivable, net	2,360	3,601
Property, plant and equipment, net	72,284	71,925
Goodwill	186,219	183,865
Beneficial interests in securitized financial assets	23,685	21,895
Deferred income tax asset, net	7,068	7,068
Debt issuance costs, net	7,112	8,146
Intangible assets, net	145,588	148,017
Total assets	$ 574,814	$ 560,287

Liabilities and Member(s)' Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$ 366	$ 601
Revolving credit facility	-	-
Accounts payable	27,883	26,111
Deferred income tax liability, net	555	-
Other current liabilities	45,287	38,763
Total current liabilities	74,091	65,475

Long-term debt and capital lease obligations:	330,738	341,187
Deferred income tax liability, net	6,368	6,044
Other long-term liabilities	9,220	6,343
Total liabilities	420,417	419,049

Commitments and contingencies:
Member(s)' equity	154,397	141,238
Total liabilities and member(s)' equity	$ 574,814	$ 560,287

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Net revenues:
Equipment and service parts	$ 121,959	$ 115,289	$ 229,403	$ 209,460
Equipment financing, net	484	1,661	2,955	4,032
Net revenues	122,443	116,950	232,358	213,492
Cost of sales	91,861	88,125	169,556	157,901
Gross profit	30,582	28,825	62,802	55,591

Selling, general and administrative expense	19,175	16,482	37,177	32,033
Securitization, impairment and other costs	74	220	553	750
Total operating expenses	19,249	16,702	37,730	32,783
Operating income	11,333	12,123	25,072	22,808

Interest expense	4,936	8,125	15,217	16,461
Income before taxes	6,397	3,998	9,855	6,347
Provision for income taxes	1,985	1,301	3,583	2,108
Net income	$ 4,412	$ 2,697	$ 6,272	$ 4,239

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended
	June 30,	June 30,
	2008	2007
Cash flows from operating activities:
Net income	$ 6,272	$ 4,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,669	9,371
Non-cash interest expense from interest rate swaps	886	342
Non-cash loss on commodity & foreign exchange contracts, net	118	-
Non-cash executive unit compensation	3,393	1,804
Non-cash income from loan forgiveness	(262)	-
Non-cash charge for pension plan accrual	479	-
Deferred income taxes	1,880	273
(Gain) loss on sale of property, plant and equipment	35	20
Changes in assets and liabilities:
Accounts receivable	(3,166)	462
Inventories	(10,223)	(5,338)
Other assets	(945)	745
Accounts payable	874	2,279
Other liabilities	3,765	(1,630)
Net cash provided by operating activities	12,775	12,567

Cash flows used in investing activities:
Additions to property, plant and equipment	(4,572)	(4,386)
Proceeds on disposition of assets	65	1,191
Net cash used in investing activities	(4,507)	(3,195)

Cash flows used in financing activities:
Principal payments on long-term debt	(10,332)	(4,287)
Member contributions	1,636	-
Net cash used in financing activities	(8,696)	(4,287)

Effect of exchange rate changes on cash and cash equivalents	483	72

Increase in cash and cash equivalents	55	5,157
Cash and cash equivalents at beginning of period	10,594	11,221
Cash and cash equivalents at end of period	$ 10,649	$ 16,378

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 13,967	$ 13,935
Cash paid for income taxes	1,318	757

Reconciliation of Net income to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Three and Six Months Ended June 30, 2008 (Dollars in Thousands):

	Three Months Ended
	June 30,	June 30,
	2008	2007

Net income	$ 4,412	$ 2,697
Provision for income taxes	1,985	1,301
Interest expense	4,936	8,125
Depreciation and amortization (a)	4,778	4,750
Non-cash interest income included in amortization above	(482)	(538)
EBITDA	15,629	16,335
Finance program adjustments (b)	1,095	(77)
Other non-recurring charges (c)	74	716
Other non-cash charges (d)	3,689	832
Adjusted EBITDA	20,487	17,806
Interest expense	(4,936)	(8,125)
Non-cash interest income included in amortization above	482	538
Other non-cash interest	(2,040)	59
Finance program adjustments (b)	(1,095)	77
Other non-recurring charges (c)	(74)	(716)
Cash taxes paid and payable	(752)	(1,126)
Loss on sale of property, plant and equipment	36	18
Changes in assets and liabilities	(3,115)	5,592
Net cash provided by (used in) operating activities	$ 8,993	$ 14,123

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to our qualified special-purpose bankruptcy remote entity. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

(c) Other non-recurring charges are described as follows:

  Other non-recurring charges of $0.1 million for the quarter ended June 30, 2008 relate to the Louisville, Kentucky pension plan termination which is included in the securitization, impairment and other costs line of our consolidated statements of operations.
  Other non-recurring charges for the quarter ended June 30, 2007 relate to $0.2 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our consolidated statements of operations, and $0.5 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our consolidated statements of operations.

(d) Other non-cash charges are described as follows:

  Other non-cash charges for the quarter ended June 30, 2008 relate to $1.9 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations and $1.8 million of non-cash mark to market gains relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our consolidated statements of operations.
  Other non-cash charges for the quarter ended June 30, 2007 relate to $0.8 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations.

Reconciliation of Net income to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Six Months Ended June 30, 2008 (Dollars in Thousands):

	Six Months Ended
	June 30,	June 30,
	2008	2007

Net income	$ 6,272	$ 4,239
Provision for income taxes	3,583	2,108
Interest expense	15,217	16,461
Depreciation and amortization (a)	9,669	9,371
Non-cash interest income included in amortization above	(1,034)	(1,071)
EBITDA	33,707	31,108
Finance program adjustments (b)	406	(899)
Other non-recurring charges (c)	553	1,468
Other non-cash charges (d)	3,511	1,804
Adjusted EBITDA	38,177	33,481
Interest expense	(15,217)	(16,461)
Non-cash interest income included in amortization above	1,034	1,071
Other non-cash interest	886	342
Finance program adjustments (b)	(406)	899
Other non-recurring charges (c)	(553)	(1,468)
Cash taxes paid and payable	(1,703)	(1,835)
Loss on sale of property, plant and equipment	35	20
Other expense	217	-
Changes in assets and liabilities	(9,695)	(3,482)
Net cash provided by operating activities	$ 12,775	$ 12,567

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to our qualified special-purpose bankruptcy remote entity. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

(c) Other non-recurring charges are described as follows:

  Other non-recurring charges of $0.6 million for the six months ended June 30, 2008 relate to the Louisville, Kentucky pension plan termination which is included in the securitization, impairment and other costs line of our consolidated statements of operations.
  Other non-recurring charges for the six months ended June 30, 2007 relate to a periodic accrual of $0.1 million under the one time retention bonus agreement with certain management employees, $0.1 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our consolidated statements of operations, $0.8 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our consolidated statements of operations, and $0.5 million related to the restatement of our 2006 financial statements, as previously disclosed, which are included in the selling, general and administrative expense line of our consolidated statements of operations.

(d) Other non-cash charges are described as follows:

  Other non-cash charges for the quarter ended June 30, 2008 relate to $3.4 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations and $0.1 million of non-cash mark to market gains relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our consolidated statements of operations.
  Other non-cash charges for the six months ended June 30, 2007 relate to $1.8 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations.

CONTACT:
Alliance Laundry Holdings LLC
Bruce P. Rounds, CFO
920-748-1634